In re Farmland Foods, Inc		Case No. 02-50561

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF NOVEMBER, 2003

REVENUE
Gross Income		$ 906,560.19
Less Cost of Goods Sold		$ 744,471.66
Materials	$ 744,471.66
Direct Labor	-
Overhead	$ -
Gross Profit		$ 162,088.53

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 131,237.70
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ 11,089.55
Lease and Rent	$ -
Telephone and Utlities	$ (71,776.09)
Attorney and other Professional Fees	$ 32,344.68
UST Quarterly Fees	$ -
Other Expenses	$ (5,869,450.88)
Total Operating Expenses		$ (5,766,555.04)
Net Income (Loss)		$ 5,928,643.57

CURRENT ASSETS
Accounts Receivable at end of month		$ 3,811,503.19
Increase (Decrease) in AR for month		$ 664,760.55
Inventory at end of month		$ 848,082.99
Increase (Decrease) in Inventory for month		$ (380,537.74)
Cash at end of the month		$ 367,866,548.86
Increase (Decrease) in Cash for month		$ 5,753,989.88

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (241,534.88)
Increase (Decrease) in post-petition debt		$ (3,790,763.69)
Taxes Payable:
Federal Payroll Taxes	$ (14,947.00)
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ (17,840.27)
Real Estate and Personal	$ -
Property Taxes	$ (13,112.00)
Other (footnote)	$ (695.76)
Total Taxes Payable		$ (46,595.03)

Footnote:
Use Tax Payable	$ (695.76)